EXHIBIT 10.3
FIFTH AMENDMENT TO LEASE AGREEMENT

    This Fifth Amendment To Lease Agreement (this “Fifth Amendment”) by and between 640 Ellicott Street, LLC, a New York limited liability company having an address at 640 Ellicott Street, Suite 401, Buffalo New York 14203 (the “Landlord”) and ACV Auctions, Inc., a Delaware corporation with offices at 640 Ellicott Street, Buffalo, New York 14203 (the “Tenant”) is effective the ____ day of March, 2024 (the “Effective Date”).

    WHEREAS, Landlord and Tenant are parties to a certain lease agreement dated as of November 30, 2017, as amended (the “Lease”); and
WHEREAS, Tenant currently leases forty-three thousand one hundred and eight (43,108) rentable square feet (the “Premises”) of the building located at 640 Ellicott Street, Buffalo, New York (the “Building”); and
WHEREAS, Tenant has agreed to lease from Landlord and Landlord has agreed to lease to Tenant an additional five thousand seven hundred (5,700) rentable square feet of office space located on the fourth floor of the Building, which space is identified as areas “A” and “B” on Exhibit A(3) attached to the Third Amendment to Lease Agreement (the “Third Expansion Space”); and

WHEREAS, Landlord has granted to Tenant an option (the “Option”) to lease additional space in the Building designated as areas “C” through “F” on Exhibit A(3) (the “Fourth Expansion Space”), totaling an additional eighteen thousand one hundred (18,100) rentable square feet of office space; and

WHEREAS, Landlord has granted to Tenant an additional option (the “Additional Option”) to lease space in the Building designated as area “G” on Exhibit A(4) attached to the Fourth Amendment to Lease Agreement (the “Fifth Expansion Space”), totaling approximately twenty five thousand (25,000) rentable square feet of office space; and

WHEREAS, Landlord and Tenant desire to amend the terms of the Lease to change the Commencement Date for the Third Expansion Space and to extend the Option and Additional Option.

    NOW, THEREFORE, in consideration of mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, and intending to be bound hereby, the parties hereto agree as follows:

1.All capitalized terms not defined herein shall have the meaning set forth in the Lease.
2.Section 3. of the Fourth Amendment to Lease Agreement shall be replaced in its entirety with the following:

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EXHIBIT 10.3

“Base Rent per rentable square foot for the Third Expansion Space shall be the same rate per rentable square foot charged for the Premises. The Commencement Dates and corresponding dates for commencement of the payment of Base Rent for the Third Expansion Space are set forth on the schedule below, with successive installments to be paid on or before the first day of each month thereafter in accordance with the terms of Section 3.1 of the Lease.

    Designation on         Rent    Rentable
    Exhibit A(3)    Commencement Date    Commencement    Square Feet

    A    5/1/2024    8/1/2024    3,000
    B    5/1/2024    8/1/2024    2,700

3.Section 5. of the Fourth Amendment to Lease Agreement shall be replaced in its entirety with the following:

“The second sentence of Section 3.2, Payment of Operating Expenses, is hereby deleted in its entirety and replaced with the following:
“Tenant’s pro rata share shall be calculated as the percentage of the Building’s RSF occupied by Tenant pursuant to this Lease, which is specified below out of the total 110,590 RSF in the Building.”
Effective Date    Tenant’s RSF    % of Building RSF
5/1/2024    43,108    38.98%”
4.Section 7. of the Third Amendment to Lease Agreement is hereby amended to extend the notice deadline and the Option expiration from March 31, 2024 to April 30, 2024.

5.Section 6. of the Fourth Amendment to Lease Agreement is hereby amended to extend the notice deadline and the Additional Option expiration from March 31, 2024 to April 30, 2024. Section 6. of the Fourth Amendment to Lease Agreement is further amended to extend the expiration of Tenant’s termination right for the Third Expansion Space from March 31, 2024 to April 30, 2024.

6.In the event of a conflict between any provisions of this Fifth Amendment and the Lease, the terms and conditions of this Fifth Amendment shall govern and control.

7.This Fifth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

EXHIBIT 10.3
IN WITNESS WHEREOF, Landlord and Tenant have executed this Fifth Amendment as of the day and year first above written.

LANDLORD: 640 ELLICOTT STREET, LLC

By:
Buffalo Niagara Medical Campus, Inc., Member, by
Matthew K. Enstice, Executive Director

TENANT: ACV AUCTIONS, INC.

By:
    Leanne Fitzgerald
Chief Legal Officer

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